Exhibit 3.1

RESTATED BYLAWS, AS AMENDED[1]

OF

TELEPHONE AND DATA SYSTEMS, INC.

(a Delaware corporation)

ARTICLE I

STOCKHOLDERS

        Section 1.1  Annual Meeting.  The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before such meeting shall be held on such date, and at such time and place, within or without the State of Delaware, as shall be determined by resolution of the Board of Directors.

        Section 1.2.  Special Meetings.  Special meetings of stockholders may be called by the Board of Directors, by the Chairman of the Board or the President and shall be called by the Chairman of the Board or President at the request in writing, stating the purpose or purposes thereof, of holders of at least fifty percent of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote for matters other than the election of directors pursuant to the Restated Certificate of Incorporation of the Corporation, as it may be amended from time to time (the “Restated Certificate of Incorporation”).  Special meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be determined by resolution of the Board of Directors or as may be specified in the call of any such special meeting.  If not otherwise designated, the place of any special meeting shall be the principal office of the Corporation in the State of Illinois.

        Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  For avoidance of doubt, the Corporation shall not be required to call, or distribute a notice of meeting relating to, a special meeting of stockholders at the request of any stockholders, other than a request by holders of at least fifty percent of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote for matters other than the election of directors pursuant to the first paragraph of this Section 1.2.

        In the event that a special meeting of stockholders is called pursuant to the first paragraph of this Section 1.2 for the purpose of filling any vacancy or newly created directorship, and only in such event, a stockholder may nominate persons for election to such vacancy or newly created directorship (but only with respect to directorships specified in the Corporation’s notice of meeting for such special meeting), if such stockholder (i) was a stockholder of record at the time of giving of notice provided for in Section 1.7(a) of these Bylaws and at the time of the special meeting, (ii) is entitled to vote for the director(s) to be elected at such meeting as a stockholder of record on the date set therefor pursuant to Section 1.7(a) of these Bylaws and (iii) complies with the notice procedures set forth below in this Section 1.2.  For the avoidance of doubt, the preceding sentence shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders.  Notwithstanding anything herein to the contrary, a stockholder who otherwise complies with this Section 1.2 shall be entitled to nominate persons for election at a special meeting only with respect to director positions to be elected at such meeting for which such stockholder is entitled to vote at such meeting.

        Any such nominations by a stockholder shall be made only pursuant to timely notice in proper form in writing to the Secretary of the Corporation.

        To be timely, a stockholder’s notice of a director nomination for a special meeting must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth calendar day following the date that public notice is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  Delivery of any notice required by this Section shall be by hand, or by certified or registered mail, return receipt requested.

        For purposes of these Bylaws, “public notice” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”).

        In no event shall any adjournment, postponement or recess of a special meeting, for which notice of such special meeting has been given, or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

        To be in proper form, a stockholder’s notice of a director nomination shall set forth the information specified in Sections 1.14 and 1.16.

        Notwithstanding anything in these Bylaws to the contrary, no business, including the election of directors to fill vacancies or newly created directorships, shall be conducted at a special meeting of stockholders except in accordance with the procedures set forth in this Section 1.2.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any business proposed, including any nomination of persons for election as directors, was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be considered.

        For avoidance of doubt, nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or the right of the Corporation to exclude such proposals from the Corporation’s proxy statement if not required to be included or permitted to be excluded under Rule 14a-8.

        Section 1.3.  Notice of Meetings and Adjourned Meetings.

        (a)  Whenever stockholders are required or permitted to take any action at a meeting, a written or electronic notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

        (b)  Notice of every meeting of stockholders shall, except when otherwise required by the Restated Certificate of Incorporation, or the laws of the State of Delaware, be given at least 10 but not more than 60 days prior to such meeting to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, in the manner set forth in Section 9.1 of these Bylaws, by or at the direction of the President or the Secretary or the persons calling such meeting.

        (c)  Any meeting may be adjourned from time to time without notice, other than by announcement at such meeting of the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting.  At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, written or electronic notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat as above provided.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 1.7(a) of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

        Section 1.4.  Quorum.

        (a)  Except as otherwise required by the laws of the State of Delaware or the Restated Certificate of Incorporation, a majority of the voting power of shares of capital stock of the Corporation in matters other than the election of directors under the Restated Certificate of Incorporation and entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum.

        (b)  Where a separate vote by a class or group is required with respect to the election of directors or any other matter by the laws of the State of Delaware, the Restated Certificate of Incorporation or by these Bylaws, except as otherwise required by the laws of the State of Delaware or the Restated Certificate of Incorporation, the presence in person or representation by proxy of a majority of the voting power of the outstanding shares of each such class or group entitled to vote with respect to such matter, shall constitute a quorum entitled to take action with respect to the vote on that matter at any meeting of stockholders, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum.  For avoidance of doubt, if two or more classes vote as a group in the election of directors or other matters, a majority of the voting power of all outstanding shares in such group shall constitute a quorum, and a majority of the voting power of each class in such group shall not be required as well.

        (c)  If at any meeting a quorum shall not be present as required pursuant to paragraph (a), the chairman of such meeting may adjourn such meeting to another time and/or place without notice other than announcement at such meeting.  If at any meeting a quorum shall be present as required pursuant to paragraph (a) but is not present with respect to one or more matters as required pursuant to paragraph (b), business may be conducted at such meeting with respect to any matters for which a quorum is present and, with respect to matters for which a quorum is not present, the chairman of such meeting may adjourn such meeting to another time and/or place without notice other than announcement at such meeting, to consider action with respect to such matters for which a quorum is not present.  At such adjourned meeting, if a quorum shall be present or represented pursuant to paragraph (a) and pursuant to paragraph (b) with respect to any matter for which a quorum was not present at the original meeting, any business may be transacted which might have been transacted at the original meeting and with respect to any matter for which a quorum is present at the adjourned meeting, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum.

        Section 1.5.  Voting.

        (a)  Unless otherwise required by law, the stockholders entitled to vote at any meeting of stockholders and the number of votes to which such stockholders are entitled shall be determined as provided in the Restated Certificate of Incorporation.

        (b)  Provided that a quorum is present as provided in Section 1.4, unless otherwise provided by law or in the Restated Certificate of Incorporation, directors shall be elected by a plurality of the votes cast in the election of directors by the class or group of stockholders entitled to vote in the election of such directors which are present in person or represented by proxy at the meeting.  For avoidance of doubt, if two or more classes vote as a group in the election of certain directors, a plurality of the votes cast by the holders of such group which are present in person or represented by proxy at the meeting shall be the act of such group, and the affirmative vote of a plurality of each class in such group shall not be required as well.

        (c)  Provided that a quorum is present as provided in Section 1.4, except as provided in paragraph (d), each question other than the election of directors shall, unless otherwise required by law, the Restated Certificate of Incorporation, these Bylaws or, if determined to be applicable and appropriate by the Board of Directors, stock exchange listing requirements, be decided by the affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on such question which are present in person or by proxy at the meeting.

        (d)  Provided that a quorum is present as provided in Section 1.4, where a separate vote by a class or group is required on matters other than the election of directors by the laws of the State of Delaware, the Restated Certificate of Incorporation, these Bylaws or, if determined to be applicable and appropriate by the Board of Directors, stock exchange listing requirements, the affirmative vote of holders of stock having a majority of the votes which could be cast by the holders of each such class or group entitled to vote on such matter which are present in person or represented by proxy at the meeting shall be the act of each such class or group, unless otherwise required by law, the Restated Certificate of Incorporation, stock exchange listing requirements or these Bylaws.  For avoidance of doubt, if two or more classes vote as a group in matters other than the election of directors, the affirmative vote of a majority of the votes which could be cast by the holders of such group which are present in person or represented by proxy at the meeting shall be the act of such group, and the affirmative vote of a majority of the voting power of each class in such group shall not be required as well.

        Section 1.6.  Proxies.

        (a)  At every meeting of stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy.  No proxy shall be valid after eleven months from its date, unless such proxy provides for a longer period.

        (b)  A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of information by telephone, website, telecopy, electronic mail or other means of electronic transmission (a “Transmission”) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided, however, that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder.  The inspector or inspectors appointed pursuant to Section 1.10 of these Bylaws shall examine Transmissions to determine if they are valid.  If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied.  Any copy, facsimile telecommunication or other reliable reproduction of such a writing or such a Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

        Section 1.7.  Fixing Date for Determination of Stockholders of Record.

        (a)  In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no such record date shall have been fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which such notice is given or, if such notice is waived, at the close of business on the day next preceding the day on which such meeting shall be held.  A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.

        (b)  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which such resolution shall be adopted. If no such record date shall have been fixed by the Board of Directors, such record date shall be, if no prior action by the Board of Directors shall be required by the laws of the State of Delaware, the first date on which a signed written consent setting forth the action taken or proposed to be taken shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no such record date shall have been fixed by the Board of Directors and prior action by the Board of Directors shall be required by the laws of the State of Delaware, such record date shall be at the close of business on the day on which the Board of Directors shall adopt the resolution taking such prior action.

        (c)  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or any allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of any capital stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such payment, allotment or other action.  If no such record date shall have been fixed, such record date shall be at the close of business on the day on which the Board of Directors shall adopt the resolution relating to such payment, allotment or other action.

        Section 1.8.  Stockholder List.  The Secretary or any other officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to such meeting for a period of at least 10 days prior to such meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

        Section 1.9.  Voting of Shares by Certain Holders. Shares of capital stock of the Corporation standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

        Shares of capital stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a corporation declared bankrupt and entitled to vote may be voted by an administrator, executor, guardian, conservator or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official so voting.

        A stockholder whose shares of capital stock of the Corporation are pledged shall be entitled to vote such shares unless on the transfer books of the Corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee’s proxy, may represent such shares and vote thereon.

        Shares of capital stock of the Corporation belonging to the Corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation shall be held by the Corporation, shall not be voted at any meeting of stockholders and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present.  Nothing in this Section 1.9 shall be construed to limit the right of any corporation to vote shares of capital stock of the Corporation held by it in a fiduciary capacity.

        Section 1.10.  Voting Procedures and Inspectors of Elections.

        (a)  The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors (individually an “Inspector,” and collectively the “Inspectors”) to act at such meeting and make a written report thereof.  The Board of Directors may designate one or more persons as alternate Inspectors to replace any Inspector who shall fail to act.  If no Inspector or alternate shall be able to act at such meeting, the person presiding at such meeting shall appoint one or more other persons to act as Inspectors thereat.  Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

        (b)  The Inspectors shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, (ii) determine the shares of capital stock of the Corporation represented at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors and (v) certify their determination of the number of such shares represented at such meeting and their count of all votes and ballots.  The Inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

        (c)  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at such meeting shall be announced at such meeting.  No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware (the “Court of Chancery”) upon application by any stockholder shall determine otherwise.

        (d)  In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information provided in accordance with the second paragraph of Section 1.6 of these Bylaws, ballots and the regular books and records of the Corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a stockholder of record to cast or more votes than such stockholder holds of record.  If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors, at the time they make their certification pursuant to paragraph (b) of this Section 1.10, shall specify the precise information considered by them, including the person or persons from whom they obtained such information, when the information was obtained, the means by which such information was obtained and the basis for the Inspectors’ belief that such information is accurate and reliable.

        Section 1.11.  Consent of Stockholders in Lieu of Meeting.  Any action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by persons entitled to vote capital stock of the Corporation representing not less than 90% of the voting power of the shares that would be necessary to authorize or take such action at a meeting at which all shares of capital stock of the Corporation entitled to vote thereon were present and voted.  Every written consent shall bear the date of signature of each stockholder (or his, her or its proxy) who shall sign such consent.  All such written consents shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  No written consent shall be effective to authorize or take the corporate action referred to therein unless, within 60 days of the earliest dated written consent delivered in the manner required by this Section 1.11 to the Corporation, written consents signed by a sufficient number of persons to authorize or take such action shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary as aforesaid.  All such written consents shall be filed with the minutes of proceedings of the stockholders and actions authorized or taken under such written consents shall have the same force and effect as those adopted by vote of the stockholders at any annual or special meeting thereof.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in this section.  Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made, and, for the purposes of this paragraph, if evidence of such instruction or provision is provided to the Corporation, such later effective time shall serve as the date of signature. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.

        Section 1.12.  Introduction of Business at an Annual Meeting of Stockholders.  At an annual meeting of stockholders, only such business (other than the election of directors) shall be conducted, and only such proposals (other than the nomination of persons for election of directors pursuant to Section 1.13) shall be acted upon, as shall have been properly brought before an annual meeting of stockholders.

        To be properly brought before an annual meeting of stockholders, business (other than director nominations) must be (a) pursuant to the Corporation's notice of meeting and proxy materials with respect to such meeting, (b) properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the annual meeting by a stockholder who (i) was a stockholder of record at the time of giving of notice provided for in Section 1.7(a) of these Bylaws and at the time of the annual meeting, (ii) is entitled to vote with respect to such business at the meeting as a stockholder of record on the date set therefor pursuant to Section 1.7(a) of these Bylaws and (iii) complies with the notice procedures set forth in these Bylaws as to such business.  For the avoidance of doubt, clause (c) above shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation's proxy materials pursuant to Rule 14a-8 under the Exchange Act) before an annual meeting of stockholders.  Notwithstanding anything to the contrary, a stockholder who otherwise complies with this Section 1.12 shall be entitled to propose business at an annual meeting only with respect to matters for which such stockholder is entitled to vote at such meeting.

        For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice in proper form in writing to the Secretary of the Corporation.

        To be timely, a stockholder’s notice with respect to an annual meeting must be received by the Secretary at the principal executive offices of the Corporation not earlier than 120 calendar days nor later than the close of business on the 90th calendar day in advance of the anniversary of the date on which the Corporation filed with the SEC its definitive proxy statement (regardless of any later filed amendments thereto), in connection with the most recent preceding annual meeting of stockholders, except that, subject to the next paragraph, if the date of the annual meeting for a year has been changed by more than 30 calendar days before or after the anniversary date of the most recent preceding annual meeting, a stockholder proposal shall be timely if it is received by the Corporation not earlier than 150 calendar days nor later than the close of business on the 120th calendar day in advance of the date of such annual meeting or, if the first public notice of the date of such annual meeting is less than 130 days prior to the date of such annual meeting, not later than the close of business on the tenth calendar day following the date of public notice of the date of the annual meeting for such year.  Delivery of any notice required by this Section shall be by hand or by certified or registered mail, return receipt requested.

        In no event shall any adjournment, postponement or recess of an annual meeting, for which notice of such annual meeting has been given, or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

        To be in proper form, a stockholder’s notice shall set forth the following information.

        A stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and each other Covered Person (as defined in Section 1.17), (c) the class and number of shares of the Corporation which are beneficially owned on the date of such stockholder’s notice by such stockholder and each other Covered Person, (d) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, (e) a description of all arrangements or understandings (whether written or oral) between or among any Covered Person and any other Covered Person or any other person or persons, including competitors of the Corporation, specifying the names and addresses of such persons, relating to the proposal of such business by such stockholder, (f) any material interest of the stockholder or any other Covered Person in such business, (g) all information that, as of the date of the notice, would be required to be filed on Schedule 13D (including the exhibits thereto) under the Exchange Act, by any Covered Person, regardless of whether such Covered Person has publicly filed a Schedule 13D containing such information, (h) a statement whether or not such stockholder or any other Covered Person will deliver a proxy statement and form of proxy to any other stockholders and, if so, a description of which stockholders will be solicited and how such stockholder or Covered Person will conduct the solicitation and (i) the information specified in Section 1.16.

        The stockholder shall be deemed to have affirmatively asserted that no person is a Covered Person other than the stockholder and any Covered Person expressly identified by the stockholder in its notice.  Furthermore, if any other item required pursuant to the foregoing requirements is not expressly addressed in such stockholder’s notice with respect to the stockholder or any other Covered Person identified in such notice, the stockholder shall be deemed to have affirmatively asserted that the answer to such item is “none” or “not applicable”, as the case may be, unless such item cannot be reasonably answered with a response of either “none” or “not applicable”, in which case such notice shall be deemed incomplete with respect to such response.  Not in limitation of the foregoing, any answer of “none” or “not applicable” to clauses (a), (b), (c), (d) or (h) above shall be deemed incomplete with respect to such response. To the extent that the stockholder’s notice is inaccurate in any material respect (including any such deemed affirmative assertions) and/or incomplete in any material respect with respect to requirements that cannot be reasonably answered with an answer of either “none” or “not applicable”, as determined by the Corporate Governance and Nominating Committee or the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 1.12.  Such stockholder shall provide further notice or notices to the Secretary at the principal executive offices of the Corporation to update the foregoing information if such information changes between the date of such stockholder’s notice and the date of the stockholders’ meeting to which it relates, such notice to be provided within three business days after such information changes but no later than the day prior to such stockholders’ meeting.  To the extent the stockholder fails to so update such information on a timely basis in any material respect, as determined by the Corporate Governance and Nominating Committee or the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 1.12.  If the Corporate Governance and Nominating Committee or the Board of Directors determines before the stockholders’ meeting that such stockholder’s notice does not comply with the requirements of this Section 1.12, the chairman of the meeting shall declare to the meeting that such stockholder’s notice does not comply with the procedures prescribed by these Bylaws and the business proposed by such stockholder shall be disregarded.

        Notwithstanding anything in these Bylaws to the contrary, no business (other than the election of directors as provided in Section 1.13) shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 1.12.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be considered.

        Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit the requirements applicable to proposals as to any other business to be considered pursuant to this Section 1.12.

        For avoidance of doubt, nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or the right of the Corporation to exclude such proposals from the Corporation’s proxy statement if not required to be included or permitted to be excluded under Rule 14a-8.

        Section 1.13.  Nomination of Directors at an Annual Meeting.  Only persons nominated in accordance with the procedures set forth in this section shall be eligible for election as directors at an annual meeting.

        Nominations of persons for election to the Board may be made at an annual meeting of stockholders (a) by or at the direction of the Board of Directors, or (b) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in Section 1.7(a) of these Bylaws and at the time of the annual meeting, (ii) is entitled to vote for the election of the directors to be elected at such meeting as a stockholder of record on the date set therefor pursuant to Section 1.7(a) of these Bylaws and (iii) complies with the notice procedures set forth in Sections 1.13 and 1.14.  For the avoidance of doubt, clause (b) above shall be the exclusive means for a stockholder to make nominations before an annual meeting of stockholders.  Notwithstanding anything to the contrary, a stockholder shall be entitled to nominate persons for election at an annual meeting only with respect to director positions for which such stockholder is entitled to vote at such meeting.

        Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in proper form in writing to the Secretary of the Corporation.

        To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than 120 calendar days nor later than the close of business on the 90th calendar day in advance of the anniversary of the date on which the Corporation filed with the SEC its definitive proxy statement (regardless of any later filed amendments thereto) in connection with the preceding year’s annual meeting of stockholders, except that, subject to the next paragraph, if the date of the annual meeting for a year has been changed by more than 30 calendar days before or after the anniversary date of the most recent preceding annual meeting, a nomination shall be timely if it is received by the Corporation not earlier than 150 calendar days nor later than the close of business on the 120th calendar day in advance of the date of such annual meeting or, if the first public notice of the date of such annual meeting is less than 130 days prior to the date of such annual meeting, not later than the close of business on the tenth calendar day following the date of public notice of the date of the annual meeting for such year. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public notice naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth calendar day following the day on which such public notice is first made by the Corporation.  Delivery of any notice required by this Section shall be by hand, or by certified or registered mail, return receipt requested.

        In no event shall any adjournment, postponement or recess of an annual meeting, for which notice of such annual meeting has been given, or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.  To be in proper form, a stockholder’s notice shall set forth the information specified in Sections 1.14 and 1.16.

        If the Board of Directors submits the election of directors for vacant directorships or new directorships to a vote of stockholders at an annual meeting, this Section 1.13 shall also apply to nominations relating to the election by stockholders of directors for vacant directorships and new directorships at such meeting.  For the avoidance of doubt, this Section 1.13 shall not apply to the appointment of a director to a directorship which is filled by the Board of Directors under the General Corporation Law of the State of Delaware.

        Section 1.14.  Stockholder’s Notice for Nomination of Directors.

        A stockholder’s notice with respect to director nominations under Section 1.2 or 1.13 shall set forth:

        (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder’s notice, (iv) a description of any agreement, arrangement or understanding (whether written or oral) with respect to any direct or indirect compensation, participation, interest, reimbursement or indemnification arrangement received or to be received from any person or entity other than the Corporation, in connection with or in any way related to such person’s nomination as a candidate for election as a director or service as a director of the Corporation, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).  If any of the foregoing requirements is not expressly responded to in such stockholder’s notice, the stockholder shall be deemed to have affirmatively asserted that the answer to such item is “none” or “not applicable”, as the case may be, unless such item cannot be reasonably answered with a response of either “none” or “not applicable”, in which case such notice shall be deemed incomplete with respect to such requirement.  Not in limitation of the foregoing, any answer of “none” or “not applicable” to clauses (i), (ii), (iii) or (iv) above shall be deemed incomplete with respect to such response.  To the extent that the notice is inaccurate in any material respect (including any such deemed affirmative assertions) and/or incomplete in any material respect with respect to requirements that cannot be reasonably answered with a response of either “none” or “not applicable”, as determined by the Corporate Governance and Nominating Committee or the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 1.14(a).  Such stockholder shall provide further notice or notices to the Secretary at the principal executive offices of the Corporation to update the foregoing information if such information changes between the date of such stockholder’s notice and the date of the stockholders’ meeting to which it relates, such notice to be provided within three business days after such information changes but no later than the day prior to such stockholders’ meeting.  To the extent the stockholder fails to so update such information on a timely basis in any material respect, as determined by the Corporate Governance and Nominating Committee or the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 1.14(a); and

        (b) as to the stockholder giving the notice (i) the name and address of such stockholder and any other Covered Person, (ii) the class and number of shares of the Corporation which are beneficially owned on the date of such stockholder’s notice by such stockholder and any other Covered Person, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote on the election of the directors to be elected at such meeting and the persons being nominated by such person, and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a description of all agreements, arrangements or understandings (whether written or oral) between or among any Covered Person and any other Covered Person or any other person or persons, including competitors of the Corporation, specifying the names and addresses of such persons, relating to the nomination or nominations to be made by the stockholder or relating to acquiring, holding, voting, or disposing of any securities of the Corporation or any Derivative Interests therein, or to cooperate in obtaining, changing or influencing the control of the Corporation, (v) all information that, as of the date of the notice, would be required to be filed on Schedule 13D (including the exhibits thereto) under the Exchange Act, by any Covered Person, regardless of whether such Covered Person has publicly filed a Schedule 13D containing such information, (vi) a statement whether or not such stockholder or any other Covered Person will deliver a proxy statement and form of proxy to any other stockholders relating to such nomination and, if so, a description of which stockholders will be solicited and how such stockholder or Covered Person will conduct the solicitation, (vii) the information required by Section 1.16 with respect to each Covered Person, and (viii) a description of any agreement, arrangement or understanding (whether written or oral) with respect to any direct or indirect compensation, participation, interest, reimbursement or indemnification arrangement provided or to be provided to any person the stockholder proposes to nominate for election or reelection as a director, in connection with or in any way related to such person’s nomination as a candidate for election as a director or service as a director of the Corporation, from or with any Covered Person, specifying the names and addresses of such persons.

        The stockholder shall be deemed to have affirmatively asserted that no person is a Covered Person other than the stockholder and any Covered Person expressly identified by the stockholder in its notice.  Furthermore, if any other item required pursuant to the foregoing requirements is not expressly addressed in such stockholder’s notice with respect to the stockholder or any other Covered Person identified in such notice, the stockholder shall be deemed to have affirmatively asserted that the answer to such item is “none” or “not applicable”, as the case may be, unless such item cannot be reasonably answered with a response of either “none” or “not applicable”, in which case such notice shall be deemed incomplete with respect to such response.  Not in limitation of the foregoing, any answer of “none” or “not applicable” to clauses (i), (ii), (iii) or (vi) above shall be deemed incomplete with respect to such response.  To the extent that the notice is inaccurate in any material respect (including any such deemed affirmative assertions) and/or incomplete in any material respect with respect to requirements that cannot be reasonably answered with an answer of either “none” or “not applicable”, as determined by the Corporate Governance and Nominating Committee or the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 1.14(b).  Such stockholder shall provide further notice or notices to the Secretary at the principal executive offices of the Corporation to update the foregoing information if such information changes between the date of such stockholder’s notice and the date of the stockholders’ meeting to which it relates, such notice to be provided within three business days after such information changes but no later than the day prior to such stockholders’ meeting.  To the extent the stockholder fails to so update such information on a timely basis in any material respect, as determined by the Corporate Governance and Nominating Committee or the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 1.14(b).

        Notwithstanding anything to the contrary in these Bylaws, no nomination by any stockholder shall be effective unless made, and no person shall be eligible for election as a director of the Corporation unless nominated, in accordance with the procedures set forth in this Section 1.14.

        If the Corporate Governance and Nominating Committee or the Board of Directors determines before the stockholders’ meeting that such stockholder’s notice does not comply with the requirements of this Section 1.14, the chairman of the meeting shall declare to the meeting that such stockholder’s notice does not comply with the procedures prescribed by these Bylaws and the director nomination by such stockholder shall be disregarded.

        Section 1.15.  Qualifications:

        (a)  In addition to any other qualifications for directors set forth in these Bylaws, a person shall not be eligible to serve as a director in the following circumstances:

        (i)  Federal Communications Commission Qualification.  Such person shall not be eligible to serve or to continue to serve as a director unless he or she is eligible to serve as a director of a company that controls licenses granted by the Federal Communications Commission (“FCC”), as determined by the Corporation’s Corporate Governance and Nominating Committee or the Board of Directors with the advice of counsel.

        (ii)  Competition with Corporation.  Such person shall not be eligible to serve or continue to serve as a director if he or she is or becomes affiliated with, employed by or a representative of, or has or acquires a material personal involvement with, or material financial interest in, any individual, corporation, association, partnership, firm, business enterprise or other entity, organization or person which is engaged in competition with the Corporation or any of its subsidiaries or affiliates ("Business Competitor"), as determined by the Corporation’s Corporate Governance and Nominating Committee or the Board of Directors.  Such affiliation, employment or representation shall include, without limitation, service or status as an owner, partner, stockholder, trustee, director, officer, consultant, employee, agent or counsel, or the existence of any relationship which results in such person having an express, legal or fiduciary obligation to act on behalf of or in the interests of a Business Competitor; provided, however, that passive ownership of an interest not exceeding 1% of the outstanding securities in any publicly-owned Business Competitor shall not constitute such affiliation, employment or representation.

        (iii)  Other Qualifications.  Such person shall not be eligible to serve or to continue to serve as a director if, as determined by the Corporation’s Corporate Governance and Nominating Committee or the Board of Directors with the advice of counsel, (i) such person’s service as a director would violate federal, state or foreign law or applicable stock exchange requirements (other than those related to independence) or (ii) such person has been convicted, including a plea of guilty or nolo contendere, of any felony, or of any misdemeanor involving moral turpitude.

        (b)  Questionnaire.  In addition to any other qualifications for director election set forth in these Bylaws, a person properly nominated by a stockholder under Section 1.2 or 1.13 shall not be eligible for election as a director unless, prior to such person’s initial election as a director, he or she signs and returns to the Secretary, within fifteen days of a request therefor, written responses to any questions posed by the Secretary that are intended to:

        (i)  determine whether such person, if elected, would qualify as an “independent director” under listing standards of the New York Stock Exchange and any other exchange on which the Corporation’s shares are listed;

        (ii)  determine whether such person is qualified to serve as a director of the Corporation under these Bylaws;

        (iii)  obtain other information with respect to such person, and a description of all direct and indirect agreements, arrangements and understandings (whether written or oral) during the past three years, identifying all amounts, and any other relationships, between or among such person and any Covered Person or any other person, including competitors of the Corporation, specifying the names and addresses of such persons, that could be material or otherwise required to be disclosed under SEC proxy solicitation rules or applicable stock exchange listing standards relating to such person’s possible election as a director of the Corporation, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC if the stockholder or any Covered Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and information relating to any agreement, arrangement or understanding (whether written or oral) with respect to any direct or indirect compensation, participation, interest, reimbursement or indemnification received or to be received from any person or entity other than the Corporation, in connection with or in any way related to such person’s nomination as a candidate for election as a director or service as a director of the Corporation;

        (iv)  solicit from such person any other information that the Secretary determines could be material to a reasonable stockholder, including information relating to the independence, or lack thereof, of such person; and

        (v)  make arrangements for such person to be interviewed by directors of the Corporation and/or other persons designated by the Corporate Governance and Nominating Committee with respect to, among other things, the information about such person included in the notice from the stockholder described in Section 1.14(a), such person’s qualifications to serve as a director under Section 1.15(a) and otherwise, responses by such person to the Questionnaire described in Section 1.15(b), information obtained from the background check described in Section 1.15(c), and other matters relating to such person’s candidacy or service as a director of the Corporation.

        If such questionnaire is returned on a timely basis but any question in such questionnaire is not expressly responded to, the person returning such questionnaire shall be deemed to have affirmatively asserted that the answer to such question is “none” or “not applicable”, as the case may be, unless such question cannot be reasonably answered with an answer of either “none” or “not applicable”, in which case such questionnaire shall be deemed incomplete with respect to such question.  To the extent that the responses to the questionnaire are inaccurate in any material respect as determined by the Corporate Governance and Nominating Committee or the Board of Directors (including any such deemed affirmative assertions) and/or incomplete in any material respect with respect to questions that cannot be answered with an answer of either “none” or “not applicable”, the person returning the questionnaire shall be deemed not to have complied with the requirements of this Section 1.15.  If any answer changes between the date that such questionnaire is originally completed and the date of the stockholders’ meeting to which it relates, such person shall update such answers in writing to the Secretary at the principal executive offices of the Corporation, such update to be provided within three business days after such information changes but no later than the day prior to such stockholders’ meeting.  Any failure to so update the answers in any material respect shall result in such person being deemed not to have complied with the qualification requirements of this Section 1.15.

        Notwithstanding compliance with the foregoing requirements, any such person shall also be required to promptly (but in no event later than three business days) respond to reasonable requests by the Secretary for additional information or clarification of responses from such person.

        (c)  Each person who consents to serve as a director of the Corporation if elected shall be deemed to have consented to an investigation and background check of such person by the Corporation or its agents of the type typically obtained by the Corporation with respect to the initial nomination of persons as directors.  The scope of the background check may include information relating to character, general reputation and similar information. The types of reports which may be requested from reporting agencies and other sources may include, but not be limited to, credit reports, criminal record checks, public court records checks, driving records, summaries and verifications of education and histories/summaries and verification of employment positions held and related duties, last pay rate or salary, work performance, experience, skills, qualifications, compliance with employer or institutional policies, licensing, certification, training, honesty and other personal characteristics. The information may be obtained from any and all lawful private or public records or sources.

        (d)  If the Corporate Governance and Nominating Committee or the Board of Directors determines before the closing of the polls at a stockholders’ meeting that such person does not comply with the qualification requirements of this Section 1.15, the chairman of the meeting shall declare to the meeting that such person is not eligible to be elected as a director in accordance with the procedures prescribed by these Bylaws and the nomination of such person shall be disregarded.

        Section 1.16.  Information About Stockholders.  To be in proper form, a stockholder’s notice (whether given pursuant to Section 1.2, Section 1.12 or Section 1.13) to the Secretary must set forth, in addition to the information required pursuant to Section 1.2, Section 1.12 or Section 1.13, as applicable, as to the stockholder giving the notice, and as to each Covered Person with respect to such stockholder, information as to any direct or indirect interest, right or obligation (whether written or oral) of any such person in, with respect to or related to (a) all securities, including securities that are not equity securities, of the Corporation that are beneficially owned, within the meaning of Rule 13d-3 under the Exchange Act (a “Long Interest”), (b) any short sale within the meaning or Rule 200 of the Exchange Act, any sale of borrowed securities, “naked short sale” or any other short interest in any security of the Corporation, other than a Synthetic Short Interest, as defined below (a “Short Interest”), (c) any Derivative Instrument (as defined in Section 1.17) that represents an opportunity to profit or share in any profit derived from any increase in the value of securities of the Corporation, other than any Long Interest (a “Synthetic Long Interest”), (d) any Derivative Instrument that represents an opportunity to profit or share in any profit derived from any decrease in the value of securities of the Corporation, other than any Short Interest (a “Synthetic Short Interest”), (e) any Proxy (as defined in Section 1.17) that permits such person to vote, share voting, participate in any voting decision or otherwise direct the vote of any securities of the Corporation (“Vote Buying Interest”), (f) any Proxy pursuant to which such person has authorized any other person to vote, share voting, participate in any voting decision or otherwise direct the vote of any securities of the Corporation (“Vote Selling Interest”), (g) any rights to or obligations with respect to dividends or interests on any securities of the Corporation that are separated or separable from the underlying securities of the Corporation (“Income Interest”), (h) any rights to or obligations with respect to any performance-related or other fees based on any increase or decrease in the value of securities of the Corporation or any Derivative Interests therein (“Fee Interest”), and (i) any other direct or indirect economic, voting or derivative interest, right or obligation related to any securities of the Corporation including security lending or borrowing arrangements (“Other Interest” and, together with Short Interests, Synthetic Long Interests, Synthetic Short Interests, Vote Buying Interests, Vote Selling Interests, Income Interests and Fee Interests, the “Derivative Interests”).  The notice shall include a description of all economic, voting and other terms of each such Derivative Interest.  Notwithstanding the foregoing, no disclosure is required of any option, right or other instrument or benefit of a person that was received from the Corporation or to which the Corporation is a party.

        If the stockholder does not expressly disclose that such stockholder or any other Covered Person has an interest in one or more of the foregoing interests in such stockholder’s notice, the stockholder shall be deemed to have affirmatively asserted that the stockholder and each other Covered Person does not have any direct or indirect interest, right or obligation (whether written or oral) with respect to or related to such interest.  In the event that any such notice is inaccurate in any material respect (including any such deemed affirmative assertions), as determined by the Corporate Governance and Nominating Committee or the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 1.16.  Such stockholder shall provide further notice or notices to the Secretary at the principal executive offices of the Corporation to update the foregoing information if such information changes between the date of such stockholder’s notice and the date of the stockholders’ meeting to which it relates, such notice to be provided within three business days after such information changes but no later than the day prior to such stockholders’ meeting.  To the extent the stockholder fails to so update such information on a timely basis in any material respect, as determined by the Corporate Governance and Nominating Committee or the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 1.16.

        If the Corporate Governance and Nominating Committee or the Board of Directors determines before the stockholders’ meeting that such stockholder’s notice does not comply with the requirements of this Section 1.16, the chairman of the meeting shall declare to the meeting that such stockholder’s notice does not comply with the procedures prescribed by these Bylaws and the director nomination or business proposed by such stockholder shall be disregarded.

        Section 1.17.  Certain Definitions and Interpretive Matters.

        For purposes of these Bylaws, an “affiliate” of a person shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

        For purposes of these Bylaws, an “associate” of a person shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

        For purposes of these Bylaws, a “Covered Person” with respect to a stockholder proposing to make a nomination or propose business at a meeting of stockholders shall mean such stockholder, any beneficial owner(s) on whose behalf the nomination or proposal is made, any person acting in concert with any of the foregoing, and the affiliates and associates of all of the foregoing.

        For purposes of these Bylaws, a “Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right, future, forward, swap, synthetic arrangement or similar right, agreement or arrangement (whether or not currently exercisable and whether written or oral) with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any securities of the Corporation, or with a value derived in whole or in part from the value of any securities of the Corporation, including by reference to the market price, volatility, dividend or interest rate or other attribute, whether or not such instrument or right shall be subject to settlement in the underlying securities of the Corporation or otherwise and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of securities of the Corporation, including by reference to the market price, volatility, dividend or interest rate or other attribute, including but not limited to “derivative securities” as defined under Rule 16a-1 under the Exchange Act (a “Derivative Instrument”).

        For purposes of these Bylaws, a “Proxy” shall mean any proxy, contract, arrangement, understanding, or relationship (whether written or oral), other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act, pursuant to which such stockholder has a right to vote, shares voting rights, has authorized another person to vote, has transferred any right to vote, or relates in any way to the voting of any securities of the Corporation.

        With respect to any provision of these Bylaws which requires action prior to the close of business on a specified date, if such date is a Saturday, Sunday or holiday for the Corporation, such action shall be required to be taken prior to the close of business on the first business day for the Corporation immediately preceding such specified date.

        Any determinations or interpretations relating to Article I of these Bylaws shall be made by the Corporate Governance and Nominating Committee or the Board of Directors or by the chairman of the meeting.

        Any action or disclosure by a stockholder under this Article I may be rejected by the Corporate Governance and Nominating Committee or the Board of Directors or by the chairman of the meeting as not complying with the requirements of this Article I, if such action or disclosure, as determined by the Corporate Governance and Nominating Committee or the Board of Directors or chairman of the meeting, makes any untrue statement of material fact, omits to state a material fact necessary to make the statements made not misleading, or was not properly taken or made in accordance with the procedures prescribed by these Bylaws.

        Section 1.18.  Conduct of Meetings of Stockholders.  The person that shall preside as chairman at all meetings of stockholders shall be, if present, the Chairman of the Board or, in his or her absence or failure to act, the President, and in his or her absence or failure to act, the senior officer of the Corporation present shall adjourn the meeting to another time and/or place without notice other than announcement at such meeting or shall otherwise postpone or recess the meeting.  The chairman of a meeting of stockholders shall have the power to adopt and enforce rules for the conduct of such meeting, including but not limited to the maintenance of order and decorum.  Each of the chairman of the meeting and the Board shall have the authority to adopt and enforce rules providing for the orderly conduct of the meeting and the safety of those in attendance, including without limitation the authority to: (i) determine when the polls will open and close on items submitted for stockholder action; (ii) fix the time allotted for consideration of each agenda item and for questions and comments by persons in attendance; (iii) adopt rules for determining who may pose questions and comments during the meeting; (iv) adopt rules for determining who may attend the meeting; and (v) adopt procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting.  The chairman of the meeting may in his or her discretion adjourn or recess any meeting of the stockholders to another time and/or place without notice other than announcement at such meeting.

ARTICLE II

DIRECTORS

        Section 2.1.  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        Section 2.2.  Number and Term of Directors.  The Board of Directors shall consist of twelve members.  The term of office of each director elected at an annual meeting, or elected or appointed at any time in the period between annual meetings, shall expire at the next annual meeting of stockholders following such election or appointment.  Each director elected or appointed shall serve until his successor shall be elected and qualify, or until his earlier death, resignation, removal or disqualification.

        Section 2.3.  Resignation or Removal.  Any director may resign by giving written notice to the Board of Directors or the President.  Any such resignation shall take effect at the time of receipt of such notice or at any later time, or at the time of the happening of an event, specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.  Directors may be removed from office, either with or without cause, only as provided in the Restated Certificate of Incorporation or the laws of the State of Delaware.

        Section 2.4.  Vacancies.

        (a)  Except as otherwise required by the Restated Certificate of Incorporation or the laws of the State of Delaware or these Bylaws, any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors provided in Section 2.2 of these Bylaws, may be filled for the remainder of the unexpired term by the affirmative vote of a majority of the directors then in office, although less than a quorum, by a sole remaining director, or by the stockholders to the extent provided in Section 1.2 or Section 1.13.

        (b)  Except as otherwise required by the Restated Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the remainder of the unexpired term of such office.

        Section 2.5.  Place of Meetings.  Meetings of the Board of Directors may be held at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as may be specified in the call of any such meeting.

        Section 2.6.  Regular Meetings.  A regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and at the same place as the annual meeting of stockholders, or at such other time and place as may be fixed by resolution of the Board of Directors or specified by the Secretary at the direction of the Chairman of the Board or the President, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting.  Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be fixed by resolution of the Board of Directors or specified by the Secretary at the direction of the Chairman of the Board or the President.

        Section 2.7.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by a majority of the directors then in office.  Notice of each special meeting shall be mailed by the Secretary to each director at least three days before such meeting, or be given by the Secretary personally or by telecopy, electronic mail or other means of electronic transmission at least four hours before such meeting, in the manner set forth in Section 9.1 of these Bylaws.  Such notice shall set forth the date, time and place of such meeting but need not, unless otherwise required by the laws of the State of Delaware, state the purpose of such meeting.

        Section 2.8.  Quorum and Voting.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.  The act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws.  A majority of the directors present at any meeting at which a quorum shall be present may adjourn such meeting to any other date, time or place without further notice other than announcement at such meeting.  If at any meeting a quorum shall not be present, a majority of the directors present may adjourn such meeting to any other date, time or place upon notice to all directors pursuant to Section 2.7.

        Section 2.9.  Telephonic Meetings.  Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee through conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in any meeting conducted pursuant to this Section 2.9 shall constitute presence in person at such meeting.

        Section 2.10.  Presumption of Assent.  Unless otherwise provided by the laws of the State of Delaware, a director who is present at a meeting of the Board of Directors or a committee thereof at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

        Section 2.11.  Action without Meeting.  Unless otherwise restricted by the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if written consents, or consents by electronic transmission,  thereto are signed, or transmitted, by all members of the Board of Directors or of such committee, as the case may be, and such written consents, or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors or such committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.  Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this paragraph at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

        Section 2.12.  Major Responsibilities.  The major responsibilities of the Board of Directors shall include, without limitation, oversight of the Corporation’s:  strategy; condition, performance and longer-term value; customer, economic, social, regulatory and technological environment; competitive position; legal compliance; management organization; human resources; senior management succession planning; and contribution to communities served and society.

        Section 2.13.  Presiding Director.  The presiding director at any meeting of the Board of Directors shall be the Chairman of the Board, or in his or her absence or failure to act, the President, and in his or her absence or failure to act, the meeting shall be postponed or adjourned to another time and/or place as specified by a majority of the directors or sole director present at such meeting, upon notice to all directors pursuant to Section 2.7.

        Section 2.14.  Executive Committee.  The Board of Directors may, in its discretion, by resolution passed by a majority of the entire Board of Directors, designate an Executive Committee consisting of the Chairman of the Board, the President and such number of other directors as the Board of Directors shall determine.  The Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with respect to any matter which may require action prior to, or which in the opinion of the Executive Committee may be inconvenient, inappropriate or undesirable to be postponed until, the next meeting of the Board of Directors; provided, however, that the Executive Committee shall not have the power or authority of the Board of Directors in reference to (a) approving or adopting, or recommending to the stockholders any action or matter expressly required by Delaware law to be submitted to the stockholders for approval or (b) adopting, amending or repealing these Bylaws.  The presiding member at any meeting of the Executive Committee shall be the Chairman of the Board, or in his or her absence or failure to act, the President, and in his or her absence or failure to act, the meeting shall be postponed or adjourned to another time and/or place as specified by a majority of the committee members or sole committee member present at such meeting, upon notice to all directors pursuant to Section 2.7.

        Section 2.15.  Other Committees.  The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the entire Board of Directors, designate other committees of the Board of Directors consisting of such number of directors as the Board of Directors shall determine, which shall have and may exercise such lawfully delegable powers and duties of the Board of Directors as shall be conferred or authorized by such resolution.  The Board of Directors shall have the power to change at any time the members of any such committee, to fill vacancies and to dissolve any such committee.

        Section 2.16.  Alternates.  The Board of Directors may from time to time designate from among the directors alternates to serve on any committee of the Board of Directors to replace any absent or disqualified member at any meeting of such committee.  Whenever a quorum cannot be secured for any meeting of any committee from among the regular members thereof and designated alternates, the member or members, including alternates, of such committee present at such meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at such meeting in place of any absent or disqualified member.

        Section 2.17.  Quorum and Manner of Acting of Committees.  A majority of the members of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee.

        Section 2.18.  Committee Chairman, Books and Records, Etc.  Except as otherwise provided herein, the chairman of each committee of the Board of Directors shall be selected from among the members of such committee by the Board of Directors.

        Each committee shall keep a record of its acts and proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting.

        Each committee shall fix its own rules of procedure not inconsistent with these Bylaws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.

        Section 2.19.  Chairman of the Board.  The Board of Directors shall elect one director as Chairman of the Board; provided that in the event of the death, resignation, removal or disqualification of the Chairman of the Board, the vacancy in the position of Chairman of the Board shall be filled by a director who is selected by the Board of Directors.  The Chairman of the Board shall manage and preside over the activities of the Board of Directors, enabling it to perform its responsibilities, and in furtherance thereof shall, among other things, (a) assign tasks to: the President or other senior management; the General Counsel; the Secretary; committees of the Board of Directors; and members of the Board of Directors, (b) establish governance and other procedures for the activities of the Board of Directors, (c) propose committees of the Board of Directors, and their chairs, members and charters, and (d) propose persons to fill vacancies on the Board of Directors.  The Chairman of the Board shall also (a) provide counsel to the President and other senior management, (b) arrange that appropriate communication, including full deliberation, occurs among the directors of the Board of Directors, members of committees of the Board of Directors and senior management on important matters, (c) serve as an ex-officio member of each committee of the Board of Directors unless prohibited from doing so by law or regulation, (d) establish agendas for meetings of the Board of Directors and meetings of stockholders with advice from the President, (e) establish a schedule of meetings of the Board of Directors and coordinate the schedule of meetings of committees of the Board of Directors, and (f) propose compensation for the Board of Directors and for committees of the Board of Directors, chairs and members thereof.  In the absence of the Chairman of the Board or in the event of his or her inability or refusal to act, the duties of the Chairman of the Board shall be performed by the President.  In the event of the permanent absence (as defined in Section 3.5) of both such persons, the vacancy in the position of Chairman of the Board shall be filled with a person who is selected by the Board of Directors.  The Chairman of the Board shall be elected by the Board of Directors at the first meeting of the Board of Directors held after the election of directors.  If the election of the Chairman of the Board shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  A vacancy may be filled at any meeting of the Board of Directors.  The Chairman of the Board shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation, removal or disqualification.  The Chairman shall not be an officer or employee of the Corporation, except as provided in Section 3.5.

        Section 2.20.  Reliance upon Records.  Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

        Section 2.21.  Interested Directors.  The presence of a director, who is directly or indirectly a party in a contract or transaction with the Corporation, or between the Corporation and any other corporation, partnership, association or other organization in which such director is a director or officer or has a financial interest, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is discussed or authorized, and such director may participate in such meeting to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware.

        Section 2.22.  Compensation.  Unless otherwise restricted by the laws of the State of Delaware or the Restated Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.  The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a chairman, director, committee chair or committee member.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 2.23.  Director Emeritus.  ~~In recognition of his many years of distinguished service to this Corporation as a director and as Chairman and as Chairman Emeritus, the Chairman Emeritus shall serve as a director emeritus of the Corporation. In addition, the~~The Board of Directors may appoint any ~~other~~ former director of the Corporation to serve as a director emeritus of the Corporation.  Subject to the discretion of the Chairman of the Board, any person serving as director emeritus shall be entitled to receive notice of, and to attend all meetings of the Board of Directors, and shall continue to provide advice and counsel to the Board of Directors.  In such capacity, such person shall not be a director and shall not have any of the liabilities or duties of a director under law, nor shall he or she be counted in determining a quorum of the Board of Directors or vote as a director.

ARTICLE III

OFFICERS

        Section 3.1.  Number and Designation.  The officers of the Corporation shall be a President, ~~a Chairman Emeritus,~~ one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, a General Counsel, a Secretary, a Treasurer, a Chief Accounting Officer, a Controller, and such Assistant Secretaries, Assistant Treasurers or other officers or agents as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person unless the Restated Certificate of Incorporation or these Bylaws provide otherwise.

        Section 3.2.  Election and Term of Office.  The ~~Chairman Emeritus of the Corporation shall be LeRoy T. Carlson until the earlier of his retirement, death, resignation, removal or disqualification and, in any such event, the office of Chairman Emeritus shall be retired and shall cease to be an office of this Corporation.  The other~~ officers of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors held after the election of directors.  If the election of such other officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors.  Except as otherwise provided herein, each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation, removal or disqualification.

        Section 3.3.  Removal and Resignation.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer or agent may resign at any time by giving written notice to the Chairman of the Board or the President with a copy to the Secretary.  Any such resignation shall take effect at the time of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

        Section 3.4.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

        Section 3.5.  President.  The President shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation and supervise the duties assigned to the officers of the Corporation, including the Treasurer, the Chief Accounting Officer, the Controller, the Secretary and such officers designated as the Chief Information Officer and the Corporate Relations Officer, and shall administratively supervise the Chief Internal Auditor.  The President may execute, alone or with the Secretary or any other officer of the Corporation authorized by the Board of Directors, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or an authorized committee thereof has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or a committee thereof or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The President also shall in general perform all duties incident to the office of President and such other duties as from time to time may be prescribed by the Board of Directors or by the Chairman of the Board.  In the event of the absence of the President or in the event of his or her inability or refusal to act as President ~~for a continuous period of three months~~ or in the event of his earlier death, resignation, removal or disqualification (a “permanent absence”), the Chairman of the Board shall, automatically and without any action on the part of the Board of Directors or otherwise, succeed to and perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions placed upon the President set forth in this Section 3.5.  In the event of the permanent absence of both such persons, the vacancy in the position of President shall be filled with a person who is selected by the Board of Directors.

        ~~Section 3.6.   Chairman Emeritus.  The Chairman Emeritus shall perform such duties as from time to time may be prescribed by the President, the Chairman of the Board or the Board of Directors.~~

        Section 3.6.  ~~Section 3.7.~~   The Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Subsidiary CEOs.  In the temporary absence of the President, the Executive Vice Presidents, the Senior Vice Presidents, the Vice Presidents and the chief executive officers of subsidiaries of the Corporation ("Subsidiary CEOs") shall, from time to time, perform such specific duties of the President as may be delegated to one or more of such persons in writing by the Chairman of the Board and, when so acting, shall have such powers and be subject to such restrictions as would be applicable to the President with respect to such specific duties.  The Board of Directors may also designate certain Executive Vice Presidents, Senior Vice Presidents or Vice Presidents as being in charge of designated divisions, plants or functions of the Corporation’s business and add appropriate descriptions to their titles.  In addition, any Executive Vice President, Senior Vice President or Vice President shall perform such duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

        Section 3.7.  ~~Section 3.8.~~   General Counsel.  The General Counsel shall be the principal legal officer of the Corporation and shall be responsible for and have charge of all legal matters affecting the Corporation, its subsidiaries, and those affiliated entities which it controls.  The General Counsel shall perform or supervise the performance of all duties incident to such legal matters, together with such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors.  The duties and powers of the General Counsel shall extend to all subsidiaries of the Corporation and, insofar as the Chairman of the Board or the President may deem appropriate and practicable, to all affiliated entities.

        Section 3.8.  ~~Section 3.9.~~   The Secretary.  The Secretary shall (a) keep the minutes of proceedings of the stockholders, the Board of Directors and any committee of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) affix the seal of the Corporation or a facsimile thereof, or cause it to be affixed, and, when so affixed, attest the seal by his or her signature, to all Certificates for shares of capital stock of the Corporation prior to the issue thereof and to all other documents the execution of which on behalf of the Corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these Bylaws; (e) keep a register of the post office address of each stockholder, director or committee member, which shall be furnished to the Secretary by such stockholder, director or member; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President, the General Counsel or the Board of Directors.

        Section 3.9.  ~~Section 3.10.~~   The Treasurer.  The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article IV of these Bylaws, disburse the funds of the Corporation as ordered by the Board of Directors, the Chairman of the Board or the President or as otherwise required in the conduct of the business of the Corporation and render to the Chairman of the Board, the President or the Board of Directors, upon request, an accounting of all his or her transactions as Treasurer and a report on the financial condition of the Corporation.  The Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.  If required by the Board of Directors or the President, the Treasurer shall give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board of Directors or the President, shall determine, for the faithful discharge of his or her duties and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

        Section 3.10.  ~~Section 3.11.~~  Chief Accounting Officer.  The Chief Accounting Officer shall be the chief financial officer and chief accounting officer of the Corporation.  As chief financial officer, the Chief Accounting Officer shall in general supervise and control the financial affairs of the Corporation under the direction of the President. As the chief accounting officer, the Chief Accounting Officer shall be responsible for determining, establishing and implementing accounting systems, policies, procedures and standards for the Corporation under the direction of the President.  The Chief Accounting Officer shall perform all duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.  The duties and powers of the Chief Accounting Officer shall extend to all subsidiaries and all affiliated entities of the Corporation insofar as the Chairman of the Board or the President may deem appropriate and practicable.

        Section 3.11.  ~~Section 3.12.~~  Controller.  The Controller shall be responsible for implementing accounting systems, policies, procedures and standards for the Corporation under the direction of the President or the Chief Accounting Officer.  The duties of the Controller shall be to maintain adequate records of all assets, liabilities and transactions of the Corporation in accordance with such accounting systems, policies, procedures and standards; to see that adequate audits are currently and regularly performed; and, in conjunction with other officers and department heads, to initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum effectiveness and efficiency.  Employing the foregoing accounting systems, policies, procedures and standards, the Controller shall develop, implement and administer an effective plan for the control of operations, including properly maintaining internal controls over all assets, liabilities and transactions of the Corporation.  The Controller shall perform all duties as from time to time may be assigned to him or her by the Chairman of the Board, the President, the Chief Accounting Officer or the Board of Directors.  The duties and powers of the Controller shall extend to all subsidiaries and all affiliated entities of the Corporation insofar as the Chairman of the Board, the President or the Chief Accounting Officer may deem appropriate and practicable.

        Section 3.12.  ~~Section 3.13.~~  Assistant Treasurers and Secretaries.  In the absence of the Secretary or the Treasurer, as the case may be, or in the event of his or her inability or refusal to act, the Assistant Secretaries and the Assistant Treasurers, respectively, in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall perform the duties and exercise the powers of the Secretary or the Treasurer, as the case may be.  In addition, the Assistant Secretaries shall, in general, perform such duties as may be assigned to them by the Chairman of the Board, the President, the General Counsel, the Secretary or the Board of Directors.  In addition, the Assistant Treasurers shall, in general, perform such duties as may be assigned to them by the Chairman of the Board, the President, the Treasurer or the Board of Directors.  Each Assistant Treasurer shall, if required by the Board of Directors or the President, give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board of Directors or the President shall determine, for the faithful discharge of his or her duties.

        Section 3.13.  ~~Section 3.14.~~   Salaries.  The salaries and other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors or by such committee or officer as it shall designate for such purpose.  No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE IV

CONTRACTS, LOANS, CHECKS, AND DEPOSITS

        Section 4.1.  Contracts.  The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

        Section 4.2.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in the name of the Corporation unless authorized by or pursuant to a resolution adopted by the Board of Directors.  Such authority may be general or confined to specific instances.

        Section 4.3.  Checks, Drafts, Etc.  All checks, drafts or other orders for payment of money issued in the name of the Corporation shall be signed by such officers, employees or agents of the Corporation as shall from time to time be designated by the Board of Directors, the Chairman of the Board, the President, the Treasurer, the Chief Accounting Officer or the Controller.

        Section 4.4.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as shall be designated from time to time by the Board of Directors, the Chairman of the Board, the President,  the Treasurer, the Chief Accounting Officer or the Controller; and such officers may designate any type of depository arrangement (including, but not limited to, depository arrangements resulting in net debits against the Corporation) as may from time to time be offered or made available.

ARTICLE V

CERTIFICATES OF STOCK AND THEIR TRANSFER

        Section 5.1.  Certificates of Stock.  Shares of capital stock of the Corporation shall be represented by Certificates, provided that the Board of Directors may provide by resolution or resolutions under Section 158 of the General Corporation Law of the State of Delaware that some or all of any or all classes or series of the Corporation’s capital stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a Certificate until such Certificate is surrendered to the Corporation.  Every holder of a class or series of capital stock in the Corporation represented by Certificates shall be entitled to have a Certificate representing the number of such shares owned by the stockholder in the Corporation unless and until the Board of Directors provides by resolution or resolutions that the shares of such class or series shall be represented solely in book-entry form as uncertificated shares.  Certificates shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered on the books of the Corporation as they are issued.  Such Certificates shall indicate the holder’s name and the number of shares evidenced thereby and shall be signed by the Chairman of the Board, the President, an Executive Vice President, Senior Vice President or a Vice President and by the Secretary or an Assistant Secretary.  If any stock Certificate shall be manually signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any officer of the Corporation may be facsimile.  In case any such officer whose facsimile signature has been used on any such stock Certificate shall cease to be such officer, whether because of death, resignation, removal or otherwise, before such stock Certificate shall have been delivered by the Corporation, such stock Certificate may nevertheless be delivered by the Corporation as though the person whose facsimile signature has been used thereon had not ceased to be such officer.

        Section 5.2.  Lost, Stolen or Destroyed Certificates. With respect to any shares represented by a Certificate, the Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent for the Corporation, may direct that a new stock Certificate or Certificates for shares of capital stock of the Corporation be issued in place of any stock Certificate or Certificates theretofore issued by the Corporation claimed to have been lost, stolen or destroyed, upon the filing of an affidavit to that effect by the person claiming such loss, theft or destruction.  When authorizing such an issuance of a new stock Certificate or Certificates, the Board of Directors may, in its discretion and as a condition precedent to such issuance, require the owner of such lost, stolen or destroyed stock Certificate or Certificates to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the stock Certificate or Certificates claimed to have been lost, stolen or destroyed.

        Section 5.3.  Transfers of Stock.  With respect to any shares represented by a Certificate, upon surrender to the Corporation or the transfer agent of the Corporation of a stock Certificate for shares of capital stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock Certificate for shares of capital stock of the Corporation is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5.2 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock Certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock Certificates for shares of capital stock of the Corporation, the Corporation shall issue a new stock Certificate or Certificates for such shares to the person entitled thereto, cancel the old stock Certificate and record the transaction upon its books.  Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation.  Whenever any transfer of shares of capital stock of the Corporation shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the stock Certificate or Certificates representing such shares are presented to the Corporation for transfer or, in the case of uncertificated shares, documents of transfer are presented to the Corporation, both the transferor and transferee request the Corporation to do so.

        Section 5.4.  Stockholders of Record.  The Corporation shall be entitled to treat the holder of record of any share of capital stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VI

GENERAL PROVISIONS

        Section 6.1.  Fiscal Year.  The fiscal year of the Corporation shall be the same as the calendar year.

        Section 6.2.  Seal.  The Corporation shall not be required to use a Corporate Seal.  If used, the corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the words “CORPORATE SEAL” and “DELAWARE”; and it shall otherwise be in the form approved by the Board of Directors.  Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

ARTICLE VII

OFFICES

        Section 7.1.  Registered Office.  The registered office of the Corporation in the State of Delaware shall be located at 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent is The Corporation Trust Company.

        Section 7.2.  Other Offices.  The Corporation may have offices at such other places, both within or without the State of Delaware, as shall be determined from time to time by the Board of Directors or as the business of the Corporation may require.

ARTICLE VIII

INDEMNIFICATION

        Section 8.1.  General.

        (a)  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        (b)  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or, if permitted by law, the Restated Certificate of Incorporation or these Bylaws, the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or, if permitted by law, the Restated Certificate of Incorporation or these Bylaws, such other court, shall deem proper.

        (c)  To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 8.1, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

        (d)  Any indemnification under paragraphs (a) and (b) of this Section 8.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 8.1.  Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.

        (e)  Subject to compliance with the other terms and conditions of this Section 8.1, expenses (including attorneys’ fees) incurred by a director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation pursuant to this Section 8.1.  Such expenses (including attorneys’ fees) incurred by former directors and officers of the Corporation or by persons serving at the request of the Corporation as directors or officers of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon compliance with the terms and conditions set forth in this Section 8.1 or such other terms and conditions as the Board of Directors deems appropriate.

        (f)  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.  A right to indemnification or to advancement of expenses arising under a provision of these Bylaws shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

        (g)  For purposes of this Article VIII, any reference to the “Corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

        (h)  For purposes of this Article VIII, any reference to “other enterprise” shall include employee benefit plans; any reference to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and any reference to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

        (i)  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

        (j)  Notwithstanding any other provisions of this Section 8.1, the Corporation shall not make any payments to any person pursuant to this Section 8.1 unless the Corporation shall have first received adequate documentation demonstrating that such person is entitled to receive such payments pursuant to this Section 8.1 and that all amounts requested are reasonable in amount.  The Corporation may impose such reasonable terms and conditions, if any, as the Corporation deems appropriate before making any payments pursuant to this Section 8.1.

        (k)  Notwithstanding any other provisions of this Section 8.1, nothing herein shall require the Corporation to make an advance of expenses at any time or continue any advancement of expenses.  In the event that any written claim for advancement of expenses is submitted to the Corporation, this Section 8.1 shall apply to such written claim for advancement of expenses except to the extent expressly required by the General Corporation Law of the State of Delaware or applicable law.  Any undertaking shall comply with the requirements of paragraph (l) of this Section 8.1.

        (l)  If any undertaking is permitted to be delivered by a person pursuant to this Section 8.1 or the General Corporation Law of the State of Delaware, the Corporation shall prescribe the form of undertaking.  The Corporation shall be a party to the instrument evidencing the undertaking.  In the event that there is doubt as to the collectibility of any amounts to be advanced to a claimant which may be required to be repaid, or for other good and sufficient reason, the Corporation may require adequate security for the undertaking.

        (m)  Except to the extent expressly required by the General Corporation Law of the State of Delaware or applicable law, the Restated Certificate of Incorporation, the Court of Chancery of the State of Delaware or, if permitted by law, the Restated Certificate of Incorporation or these Bylaws, another court of competent jurisdiction, or except as otherwise approved by the Board of Directors, the Corporation shall not be required and does not intend to provide indemnification or advancement of expenses to any person who (i) has not acted in good faith or has acted in a manner opposed to the best interests of the Corporation; (ii) has initiated any action, suit or proceeding against the Corporation which was not authorized by the Board of Directors of the Corporation; (iii) has breached any agreement with the Corporation in any material respect; (iv) has tortiously induced any director, officer, employee, agent, customer or supplier of the Corporation or other person or entity to breach his, her or its contractual obligations to the Corporation; (v) has tortiously interfered with the Corporation’s customers or business relationships; (vi) has committed, threatened or conspired to commit any acts of dishonesty, embezzlement, misappropriation of funds, theft of trade secrets, fraud, breach of fiduciary duty or other crime or tort against the Corporation; (vii) has failed or refuses to comply in any material respect with the policies, standards or regulations applicable to the Corporation, including without limitation, the Corporation’s Code of Business Conduct or the Corporation’s Code of Business Conduct and Ethics for Officers and Directors, including confidentiality obligations included therein; or (viii) has engaged in any other unlawful or tortious conduct against the Corporation or its interests.  To the extent permitted by the General Corporation Law of the State of Delaware and applicable law or the Restated Certificate of Incorporation, these rules of interpretation shall be applied in construing all provisions of this Section 8.1.

        (n)  Notwithstanding anything to the contrary in this Section 8.1, the Corporation may provide indemnification to a person consistent with the requirements of Section 145(a) and Section 145(b) of the General Corporation Law of the State of Delaware and this Section 8.1, and the Corporation shall provide indemnification to the extent required by Section 145(c) of the General Corporation Law of the State of Delaware.  The provisions of this Section 8.1 are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially enforceable provisions, to the extent so enforceable, shall nevertheless be binding and enforceable.

        (o)  The Bylaw provisions in effect from time to time pursuant to this Section 8.1 shall constitute a contract right between the Corporation and each person entitled to indemnification and advancement of expenses pursuant to such provisions (“Indemnified Person”) with respect to all acts and omissions that occur while such person is an Indemnified Person.  No amendment to the foregoing provisions, including provisions relating to advancement of expenses, shall affect such right of an Indemnified Person in respect of acts or omissions occurring prior to such amendment during the period of time that such persons was an Indemnified Person.  Any person who ceases to be an Indemnified Person shall continue to be entitled to indemnification and advancement of expenses with respect to alleged acts and omissions that occur during the period of time that such persons was an Indemnified Person pursuant to the Bylaw provisions that were in effect at the time of such alleged act or omission to the extent permitted by Section 145(f) of the General Corporation Law of the State of Delaware, as set forth in paragraph (f) of this Section 8.1.

        Section 8.2.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the General Corporation Law of the State of Delaware.

ARTICLE IX

NOTICES

        Section 9.1.  Manner of Notice.  Except as otherwise provided by law, whenever under the provisions of the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, director or member of any committee of the Board of Directors, such notice may be given (a) by personal delivery or (b) by depositing it, in a sealed envelope properly addressed, (i) in the United States mails, air mail or first class, postage prepaid, or (ii) with an overnight delivery service that obtains a receipt or maintains a record of delivery, or (c) by telecopy, electronic mail or other means of electronic transmission, to such stockholder, director or committee member either at the address of such stockholder, director or committee member as it appears on the books of the Corporation or, in the case of such a director or committee member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited or transmitted, as the case may be.  Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings with respect to which written notice is required by law, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by the laws of the State of Delaware or these Bylaws.

        Whenever notice is required to be given under any provision of the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws to any stockholder to whom (a) notice of two consecutive annual meetings of stockholders, and all notices of meetings of stockholders or of the taking of action by stockholders by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings, or (b) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required.  Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given.  If any such stockholder shall deliver to the Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.

        Section 9.2.  Waiver of Notice.  Whenever any notice is required to be given under any provision of the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, or waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice.  Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting has not been lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws.

ARTICLE X

DIVIDENDS

        The Board of Directors may from time to time declare, and the Corporation may pay, dividends, in cash, in property or in shares of capital stock of the Corporation, on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law and by the Restated Certificate of Incorporation.

ARTICLE XI

AMENDMENTS

        Except to the extent otherwise provided in the Restated Certificate of Incorporation or these Bylaws, these Bylaws shall be subject to alteration, amendment or repeal, and new Bylaws may be adopted (a) by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote for matters other than the election of directors pursuant to the Restated Certificate of Incorporation or (b) by the affirmative vote of not less than a majority of the entire Board of Directors at any meeting of the Board of Directors at which there is a quorum present and voting.

ARTICLE XII

EMERGENCIES

        Section 12.1.  Emergency Bylaws.

        (a)  This article shall be operative during an emergency.  An emergency exists for purposes of this section if a quorum of the Corporation's directors cannot be readily assembled within the time period determined by the Chairman of the Board or President because of an emergency as determined by the Chairman of the Board or President.  Such emergency is intended to include events of extraordinary magnitude and may include the declaration of a civil defense emergency, war, enemy attack, other warlike acts, a catastrophic event, disaster or other similar emergency condition, which prevents the conduct and management of the affairs and business of the Corporation by the Board of Directors and officers in the ordinary course as contemplated by the other Articles of these Bylaws.  An emergency, once declared by the Chairman of the Board or President, shall be deemed to continue until terminated by resolutions adopted for that purpose by the Board of Directors.

        (b)  During an emergency, special meetings of the Board of Directors and of any committee thereof may be called by the Chairman of the Board or the President.  Notice of any special or regular meetings of the Board of Directors or any committee need be given only to those directors whom it is practical to reach, may be given in any practical manner and may call a meeting at any time following the notice, including immediately after the notice.

        (c)  The directors or sole director in attendance or otherwise participating at a meeting during an emergency shall constitute a quorum of the Board of Directors.  Such directors or sole director may temporarily reassign duties and responsibilities of officers, relocate offices, and authorize officers to take emergency actions.  Any action taken at a meeting by majority vote of the directors or the sole director in attendance or otherwise participating, shall be the action of the Board of Directors.

        (d)  If a quorum of any committee is not in attendance or otherwise participating at a meeting of such committee called during an emergency, any action of such committee may be taken by a majority of the directors or the sole director in attendance or participating in a meeting during such emergency.  Alternatively, a majority of such directors or the sole director may temporarily redesignate the membership of committees to serve during the emergency.

        (e)  Corporate action taken in good faith during an emergency under this section to further the business affairs of the Corporation shall bind the Corporation and may not be used to impose liability on a director, officer, employee or agent.

1.As amended August ~~19, 2015~~15, 2018 effective August ~~19~~15, ~~2015~~2018.